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                          EXHIBIT 10.16

                      FRONTIER CORPORATION

                     MANAGEMENT PENSION PLAN

               Amendment No. 2 to 1995 Restatement


     Pursuant to Article XI, Section 3.1 of the Plan is amended, effective January 1, 1996, by deleting the last sentence of
Section 3.1 and substituting in its place the following:

     A Participant in this Plan whose employment is transferred on or after January 1, 1996, from the Employer or another Participating Company that has adopted this Plan to any Affiliated Company that has not adopted this Plan or any other defined benefit pension plan shall remain a Participant in this Plan. The Participant's service and compensation with the non-participating Affiliated Company shall be credited under this Plan for all purposes as if it were earned during employment with a Participating Company.


     IN WITNESS WHEREOF, the Employer has caused its duly authorized officer to execute this amendment on its behalf this 6th day of February 1996.

                    FRONTIER CORPORATION


                    By:  /s/ Barbara J. LaVerdi
                         ----------------------------
                         Barbara J. LaVerdi

                    Its: Assistant Secretary